Exhibit 99

FOR IMMEDIATE RELEASE

Optimal Group Announces Third Quarter 2009 Results

Montreal, Quebec, November 13, 2009—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the third quarter ended September 30, 2009. All references are in U.S. dollars.

Revenues for the third quarter ended September 30, 2009 were $33.3 million compared to $52.1 million for the third quarter ended September 30, 2008. The year-over-year decrease in revenues in the third quarter is attributed primarily to: the desire by retailers to maintain lower levels of inventory, resulting in their issuing purchase orders and accepting delivery only later in the buying season; continuing changes in our business model whereby we attempt to sell more goods directly to consumers and; a generally unfavourable retail environment.

Net loss in the third quarter ended September 30, 2009 was $27.1 million or $ (5.25) per share compared to a net earnings of $1.7 million or $0.33 per share in the third quarter ended September 30, 2008.

The net loss for the third quarter ended September 30, 2009 includes a charge of approximately $19.2 million in connection with the non-prosecution agreement entered into by the Company on October 30, 2009 with the Office of the United States Attorney for the Southern District of New York. Under the terms of the non-prosecution agreement, a total of approximately $19.2 million will be forfeited to the United States by us and our subsidiaries, as disgorgement of property involved in and proceeds received from the payment processing services that were provided by our subsidiaries to Internet gambling merchants in relation to U.S. customers of such merchants. We and the U.S. Attorney’s Office have agreed that the approximately $19.2 million previously seized and reported as restricted cash in our long-term assets related to discontinued operations shall be applied to satisfy the forfeiture obligation.

At September 30, 2009, the Company had cash and cash equivalents of $21.2 million; bank indebtedness of 14.1 million; working capital of $14.6 million and shareholders' equity of $41.0 million, or $7.96 per issued and outstanding share.

Optimal expects revenues to remain under pressure in 2009 as a result of continuing retail softness driven by a continued pull-back in consumers’ willingness to spend and retailers’ desire to reduce inventories, weakening foreign exchange in international markets, and the sale of fewer toy and entertainment-related products.

Optimal Group Announces Second Quarter 2009 Results

About Optimal Group

Optimal Group Inc. has operated and, through various subsidiaries, has actively managed a variety of businesses.

Optimal Group Inc. currently operates:

The WowWee group of companies, with operations in Hong Kong, Carlsbad, California, Brussels, Belgium and Montreal, Quebec.  WowWee Group Limited, based in Hong Kong, is a leading designer, developer, marketer and distributor of technology-based consumer robotic, toy and entertainment products.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Brad McKenna
Vice-President, Administration
Optimal Group Inc.
(514) 738-8885
bradir@optimalgrp.com

Optimal Group Announces Second Quarter 2009 Results

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, results, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	general economic, legal and business conditions in the markets we serve;
•
while we believe that our cash and cash equivalents will be adequate to meet our operating needs for at least the next 12 months, our existing cash and cash equivalents could prove to be inadequate to meet our funding requirements;

•	existing and future governmental regulations and disputes with governmental authorities;
•	our ability to continue to satisfy Nasdaq's conditions for continued listing of our common shares on The NASDAQ Global Market;
•	consumer confidence in the security of financial information transmitted via the Internet;
•	levels of consumer and merchant fraud, disputes between consumers and merchants and merchant insolvency;
•	liability for merchant chargebacks;
•	our ability to safeguard against breaches of privacy and security when processing electronic transactions and use of our payments systems for illegal purposes;
•	the imposition of and our compliance with rules and practice procedures implemented by credit card associations;
•	our ability to protect our intellectual property;
•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;
•	disruptions in the function of our electronic payments systems and technological defects;
•	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;
•	our ability to retain key personnel;
•	currency exchange rate fluctuations;
•	our ability to successfully implement our strategies for our WowWee business;
•	changing consumer preferences for electronics and play products;
•	the seasonality of retail sales;
•	concentration among our major retail customers for the products of our WowWee business;
•	economic, social and political conditions in China, where WowWee’s products are manufactured;
•	the price and supply of raw materials used to manufacture WowWee’s products;
•	product liability claims and product recalls;
•	increased competition;
•	litigation; and
•
the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the three months ended September 30, 2009.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheets, Condensed Statements of Operations and Comprehensive Loss and Condensed Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Condensed Consolidated Balance Sheets

September 30, 2009 and December 31, 2008
(expressed in thousands of U.S. dollars)

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets

Current assets:
Cash and cash equivalents	$21,192	$32,849
Short-term investments	–	6,296
Accounts and other receivables (net of allowance for doubtful accounts of $390; 2008 - $758)	26,593	24,169
Current portion of balance of sale receivable	2,127	–
Inventories	21,948	19,364
Prepaid expenses and others	1,575	1,817
Current assets related to discontinued operations	1,495	4,358
	74,930	88,853

Balance of sale receivable	8,000	–
Property and equipment	3,988	4,219
Intangible assets	33,651	45,109
Long-term assets related to discontinued operations	–	30,837

	$120,569	$169,018
Liabilities and Shareholders’ Equity

Current liabilities:
Bank indebtedness	$14,140	$11,547
Accounts payable and accrued liabilities	37,008	34,518
Accounts payable and accrued liabilities related to discontinued operations	3,944	5,548
Current portion of long-term debt	915	1,010
Income taxes payable	3,499	2,225
Deferred income taxes	838	838
	60,344	55,686

Deferred income taxes	6,892	6,965
Long-term debt	1,966	2,005
Long-term liabilities related to discontinued operations	10,383	10,871

Shareholders' equity:
Share capital	252,488	252,488
Warrants	2,696	2,696
Additional paid-in capital	65,727	64,173
Deficit	(276,910)	(222,849)
Accumulated other comprehensive loss	(3,017)	(3,017)
	40,984	93,491

	$120,569	$169,018

OPTIMAL GROUP INC.
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Earnings
(Unaudited)

Three and nine months ended September 30, 2009 and 2008
(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Revenues	$33,252	$52,135	$41,919	$72,521
Other revenues	829	8,712	2,499	28,040

Expenses:
Cost of sales	28,348	38,308	36,167	52,768
Selling, general and administrative	9,945	10,633	27,250	25,342
Stock-based compensation pertaining to selling, general and administrative	49	517	1,554	2,895
Research and development	1,020	861	2,447	2,136
Operating leases	277	268	838	742
Amortization	3,322	3,868	10,032	11,236
Transaction processing costs	–	7,566	–	25,028
Impairment loss	–	–	4,000	–

Loss from continuing operations before undernoted item	(8,880)	(1,174)	(37,870)	(19,586)

Other income	297	260	884	1,097

Loss from continuing operations before income taxes	(8,583)	(914)	(36,986)	(18,489)

Income taxes (recovery)	(118)	(211)	(754)	692

Net loss from continuing operations	(8,465)	(703)	(36,232)	(19,181)

Net (loss) earnings from discontinued operations, net of income taxes	(18,590)	2,410	(17,829)	(35,552)

Net (loss) earnings and comprehensive (loss) earnings	$(27,055)	$1,707	$(54,061)	$(54,733)

Weighted average number of shares:
Basic and diluted	5,148,735	5,165,818	5,148,735	5,176,589

(Loss) earnings per share:
Continuing operations:
Basic and diluted	(1.64)	(0.14)	(7.04)	(3.70)
Discontinued operations:
Basic and diluted	(3.61)	0.47	(3.46)	(6.87)
Net:
Basic and diluted	(5.25)	0.33	(10.50)	(10.57)

OPTIMAL GROUP INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

Three and nine months ended September 30, 2009 and 2008
(expressed in thousands of U.S. dollars)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Cash flows (used in) from operating activities:
Net (loss) earnings	$(27,055)	$1,707	$(54,061)	$(54,733)
(Add) deduct (loss) earnings from discontinued operations	(18,590)	2,410	(17,829)	(35,552)
Net loss from continuing operations	(8,465)	(703)	(36,232)	(19,181)

Adjustments for items not affecting cash:
Amortization	3,322	3,868	10,032	11,236
Deferred income taxes	472	546	(73)	11,370
Impairment of intangibles	–	–	4,000	–
Stock-based compensation	49	517	1,554	2,895
Foreign exchange	436	(161)	94	(181)
Net change in operating assets and liabilities	(1,805)	(10,121)	(1,293)	(10,939)
Operating cash flows from (used in) discontinued operations	384	1,728	2,397	(4,802)
	(5,607)	(4,326)	(19,521)	(9,602)

Cash flows from (used in) financing activities:
Increase in bank indebtedness	3,809	4,802	2,362	7,283
Repayment of long-term debt	(47)	–	(275)	–
Repurchase of Class "A" shares	–	–	–	(471)
	3,762	4,802	2,087	6,812

Cash flows (used in) from investing activities:
Purchase of property, equipment and intangible assets	(917)	(755)	(2,049)	(3,918)
Business acquisitions	–	(6,534)	–	(6,534)
Net proceeds from maturity of short-term investments	–	1,167	6,296	11,261
Proceeds from disposition of payment processing businesses	–	–	1,035	–
Proceeds from balance of sale receivable	94	–	345	–
Transaction costs related to business acquisitions and disposals	–	(112)	(126)	(112)
Investing cash flows (used in) from discontinued operations	–	(38)	–	113
	(823)	(6,272)	5,501	810

Effect of exchange rate changes on cash and cash equivalents during the period	(11)	(98)	276	(107)

Net decrease in cash and cash equivalents	(2,679)	(5,894)	(11,657)	(2,087)

Cash and cash equivalents, beginning of period	23,871	51,000	32,849	47,193

Cash and cash equivalents, end of period	$21,192	$45,106	$21,192	$45,106